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                                 EXHIBIT 23.2

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                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) March 5, 1998 for SFX Entertainment, Inc.;
(ii) October 2, 1997 for Delsener/Slater, Ltd. and Affiliated Companies;
(iii) December 13, 1996, for PACE Entertainment Corporation and Subsidiaries;
(iv) March 20, 1998 for the Contemporary Group; (v) March 18, 1998 for SJS Entertainment Corporation; (vi) November 20, 1997 for The Album Network, Inc. and Affiliated Companies; (vii) March 20, 1998 for BG Presents, Inc. and Subsidiaries; and (viii) March 13, 1998 for Concert/Southern Promotions and Affiliated Companies in the Registration Statement (Form S-4) and related Prospectus of SFX Entertainment, Inc. for the registration of $350,000,000
9 1/8% Senior Subordinated Notes due 2008.

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

New York, New York
April 13, 1998